As filed with the Securities and Exchange Commission on July 24, 2007
                                                       Registration No. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              DICE HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                            20-3179218
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                           Identification No.)

                              --------------------

                                 3 PARK AVENUE
                            NEW YORK, NEW YORK 10016
   (Address, including zip code, of Registrant's principal executive offices)

                              --------------------


                  DICE HOLDINGS, INC. 2005 OMNIBUS STOCK PLAN
                   DICE HOLDINGS, INC. 2007 EQUITY AWARD PLAN

                            (Full title of the plan)

                              --------------------

                                SCOT W. MELLAND
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DICE HOLDINGS, INC.
                                 3 PARK AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 725-6550
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                              --------------------

                                   COPIES TO:

       JOHN C. KENNEDY, ESQ.                     BRIAN P. CAMPBELL, ESQ.
  PAUL, WEISS, RIFKIND, WHARTON &              VICE PRESIDENT, BUSINESS AND
            GARRISON LLP                              LEGAL AFFAIRS
    1285 AVENUE OF THE AMERICAS                    DICE HOLDINGS, INC.
   NEW YORK, NEW YORK 10019-6064                      3 PARK AVENUE
           (212) 373-3000                        NEW YORK, NEW YORK 10016
                                                      (212) 725-6550

                                               CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
         Title of Each Class of            Amount to be Registered    Proposed Maximum      Proposed Maximum        Amount of
       Securities to be Registered                   (1)             Offering Price Per    Aggregate Offering     Registration
                                                                            Unit                 Price                 Fee
----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per share      8,227,467(2) shares          $1.90(3)         $15,623,187.30(3)         $479.91
----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per share      2,070,812(4) shares          $13.54(5)        $28,038,794.48(5)         $860.79
----------------------------------------------------------------------------------------------------------------------------------
Total                                         10,298,279 shares                                                     $1,340.70
==================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2) Consists of (i) 8,110,373 shares of common stock underlying outstanding options granted under the Dice Holdings, Inc. 2005 Omnibus Stock Plan and
      (ii) 117,094 shares of common stock underlying outstanding options granted under the Dice Holdings, Inc. 2007 Equity Award Plan.
(3) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the weighted average exercise price of the options granted.
(4) Consists of shares of common stock issuable in respect of awards to be granted under the Dice Holdings, Inc. 2005 Omnibus Stock Plan and the Dice Holdings, Inc. 2007 Equity Award Plan.
(5) Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Dice Holdings, Inc.'s common stock reported by the New York Stock Exchange on July 23, 2007.

===============================================================================

                                EXPLANATORY NOTE

        Dice Holdings, Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, or the Securities Act, to register 10,298,279 shares of its common stock, par value $0.01 per share, which we refer to as the common stock, that are reserved for issuance upon exercise of options granted, or in respect of awards to be granted, under the Dice Holdings, Inc. 2005 Omnibus Stock Plan, which we refer to as the 2005 Plan, and the Dice Holdings, Inc. 2007 Equity Award Plan, which we refer to as the 2007 Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.         PLAN INFORMATION.

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.         COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        We will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Dice Holdings, Inc., 3 Park Avenue, New York, New York 10016, Attention: General Counsel; Telephone number
(212) 725-6650.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

        The  following   documents   filed  with  the   Commission  by  us  are
incorporated by reference in this Registration Statement:

        1. Our Registration Statement on Form S-1 (Registration No. 333-141876) filed with the Commission on April 4, 2007, as amended on each of May 18, 2007, June 8, 2007, June 18, 2007, June 22, 2007, June 27, 2007 and July 11, 2007;

        2. The description of the common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on July 11, 2007, and any amendment or report filed for the purpose of updating any such description; and

        3.      Our Current Report on Form 8-K filed on July 23, 2007.

        In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 4.         DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145(a) of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

        Our amended and restated certificate of incorporation provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, which we refer to as a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person; provided, however, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by our board of directors.

        Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

        Our amended and restated certificate of incorporation limits the personal liability of our directors to the fullest extent permitted by section 102 of the DGCL.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        We maintain directors' and officers' liability insurance for our officers and directors.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8.         EXHIBITS

EXHIBITS

  4.1           Amended  and  Restated  Certificate  of  Incorporation  of Dice
                Holdings,  Inc.  (incorporated by reference from Exhibit 3.1 to
                Dice  Holdings,  Inc.  Current Report on Form 8-K filed on July
                23, 2007).
  4.2           Amended   and   Restated   By-laws  of  Dice   Holdings,   Inc.
                (incorporated  by reference  from Exhibit 3.2 to Dice Holdings,
                Inc. Current Report on Form 8-K filed on July 23, 2007).
  5.1*          Opinion  of  Paul,  Weiss,  Rifkind,  Wharton  &  Garrison  LLP
                regarding the legality of the common stock.
  23.1*         Consent of Deloitte & Touche LLP.
  23.2*         Consent of LWBJ LLP.
  23.3*         Consent of PricewaterhouseCoopers LLP.
  23.4*         Consent  of  Paul,  Weiss,  Rifkind,  Wharton  &  Garrison  LLP
                (included in Exhibit 5.1).
  24.1*         Power of Attorney (included on signature pages hereto).

---------------------
*        Filed herewith.


ITEM 9.         UNDERTAKINGS

                The undersigned registrant hereby undertakes:

      (a)(1)    To file  during any  period in which  offers or sales are being
                made,  a   post-effective   amendment   to  this   registration
                statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                PROVIDED, HOWEVER, THAT, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)    any   preliminary   prospectus   or  prospectus  of  the
                       undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, Dice Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 24, 2007.


                                            DICE HOLDINGS, INC.


                                            By: /s/ SCOT W. MELLAND
                                                ------------------------------
                                                Name:  Scot W. Melland
                                                Title: President and Chief
                                                       Executive Officer


                               POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Scot W. Melland, Michael P. Durney and Brian P. Campbell, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith,
(iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

            Pursuant  to  the   requirements   of  the  Securities   Act,  this
Registration Statement has been signed below on July 24, 2007, by the following persons in the capacities indicated.

-------------------------------------------------------------------------------
          SIGNATURE                                  TITLE
-------------------------------------------------------------------------------


     /s/ Scot W. Melland            President and Chief Executive Officer
-----------------------------       and Director (Principal Executive Officer)
        Scot W. Melland


    /s/ Michael P. Durney           Senior Vice President, Finance and
-----------------------------       Chief Financial Officer
       Michael P. Durney            (Principal Financial and Accounting Officer)

    /s/ John W. Barter              Director
-----------------------------
      John W. Barter


     /s/ Peter Ezersky              Director
-----------------------------
      Peter Ezersky


    /s/ David S. Gordon             Director
-----------------------------
      David S. Gordon


   /s/ David C. Hodgson             Director
-----------------------------
        David C. Hodgson


     /s/ Anton J. Levy              Director
-----------------------------
         Anton J. Levy


  /s/ Jeffrey S. Nordhaus           Director
-----------------------------
      Jeffrey S. Nordhaus


     /s/ William Wyman              Director
-----------------------------
        William Wyman

                               INDEX TO EXHIBITS

4.1 Amended and Restated Certificate of Incorporation of Dice Holdings, Inc. (incorporated by reference from Exhibit 3.1 to Dice Holdings, Inc. Current Report on Form 8-K filed on July 23, 2007).

4.2             Amended   and   Restated   By-laws  of  Dice   Holdings,   Inc.
                (incorporated by reference from Exhibit 3.2 to Dice Holdings, Inc. Current Report on Form 8-K filed on July 23, 2007).

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.

23.1*           Consent of Deloitte & Touche LLP.

23.2*           Consent of LWBJ LLP.

23.3*           Consent of PricewaterhouseCoopers LLP.

23.4* Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*           Power of Attorney (included on signature pages hereto).

---------------------
*        Filed herewith.